Exhibit 99.1

Media Contact

Sally Sullivan

ManTech International Corporation

703-218-8291

sally.sullivan@mantech.com

ManTech Closes New $500 Million Credit Facility

Fairfax, Va. – October 13, 2011 – ManTech International Corporation (NASDAQ:MANT) announced today that it has replaced its existing credit facility with a new $500 million senior secured credit facility. The new facility enhances the company’s strong capital position and financial flexibility, providing an increased ability to drive growth organically and through strategic acquisitions.

The five-year credit facility provides for borrowings of up to $500 million and has an accordion feature to expand the facility by an additional $250 million. The interest rate for all borrowings under the facility will be at a variable rate initially equal to LIBOR plus 150 basis points per annum and may change based on the company’s total leverage ratio as described in the credit agreement.

ManTech Chairman and CEO George J. Pedersen said, “This new facility significantly enhances our liquidity profile. When combined with our sizeable cash position, robust cash flow generation, and with the full amount of the revolver available with no current borrowing ManTech is well positioned to continue delivering strong growth and providing attractive total returns and dividends to our shareholders. We will continue deploying our capital to pursue organic growth, as well as acquisitions that enhance our positioning in high priority funding areas.”

Bank of America Merrill Lynch acted as administrative agent and joint book runner, with JP Morgan Chase Bank and Wells Fargo Bank also serving as joint book runners.

About ManTech International Corporation

ManTech is a leading provider of innovative technologies and solutions for mission-critical national security programs for the intelligence community; the departments of Defense, State, Homeland Security, Energy and Justice, including the Federal Bureau of Investigation; the space community; the National Oceanic and Atmospheric Administration; and other U.S. federal government customers. We provide support to critical national security programs for approximately 60 federal agencies through 1,000 current contracts. ManTech’s expertise includes command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) lifecycle support, cyber security, global logistics support, intelligence/counter-intelligence support, information technology modernization and sustainment, systems engineering, and test and evaluation. ManTech supports major national missions, such as military readiness, terrorist threat detection, information security and border protection. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect”, “intend,” “anticipate,” “believe,” “estimate,” or “continue,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate, include, but are not limited to, the following: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts or win recompetes; adverse changes in future levels of expenditures for programs we support caused by budgetary pressures facing the federal government; risk of contract performance, modification or termination; risks associated with complex U.S. government procurement laws and regulations; adverse results of U.S. government audits of our government contracts; failure to obtain option awards, task orders or funding under contracts; failure to maintain strong relationships with other contractors; adverse changes in our mix of contract types; risks of financing, such as increases in interest rates and restrictions imposed by our outstanding indebtedness, including the ability to meet financial covenants, and risks related to an inability to obtain new or additional financing; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 25, 2011, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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